Exhibit 10.22 (a)
RESOLUTIONS AMENDING
LONG-TERM INCENTIVE PLAN AND OUTSTANDING AWARDS
     WHEREAS, Section 15 of the Air Products and Chemicals, Inc. Long-Term Incentive Plan authorizes the Board of Directors to amend the Plan and, with the consent of affected Participants, to amend outstanding award agreements under the Plan; and
     WHEREAS, it has been recommended that the Plans and Agreements be amended to remove certain cash out provisions operable upon a Change in Control as defined by the Plan;
     NOW, THEREFORE, BE IT RESOLVED, that Section 11 of the Plan is amended to read as follows:
     11. Change in Control
     Following or in connection with the occurrence of a Change in Control, the following shall or may occur as specified below, notwithstanding any other provisions of this Plan to the contrary:
     (a) Acceleration and Exercisability of Stock Options and Stock Appreciation Rights; Amount of Cash and/or Number of Shares for Stock Appreciation Rights. All Stock Options and Stock Appreciation Rights shall become immediately exercisable in full for the period of their remaining terms automatically and without any action by the Administrator; provided, however, that the acceleration of the exercisability of any Stock Option or Stock Appreciation Right that has not been outstanding for a period of at least six months from its respective date of grant shall occur on the first day following the end of such six-month period. The amount of the payment to be made upon the exercise of a Stock Appreciation Right following a Change in Control shall be determined by multiplying (i) the number of Stock Appreciation Rights which the Participant exercises, by (ii) 100% of the amount by which
     (A) the greater of (1) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as it shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-1 under the Act), or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (2) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Exercise Date of the Stock Appreciation Rights, exceeds
     (B) the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Rights.
     For purposes of determining the price paid or to be paid for Common Stock under clause (1) of paragraph (A) of the preceding formula, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.
     (b) Cash Surrender of Stock Options. All or certain outstanding Stock Options may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Stock Option. The cash payment received for each share subject to the Stock Option shall be 100% of the amount, if any, by which the amount described in paragraph (A) of Section 11(a) exceeds the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option. Such payments shall be due and payable immediately upon surrender to the Administrator for cancellation of appropriate Award agreements or other evidence in writing of the Participant’s relinquishment of his or her rights to such Award or at such earlier date as the Administrator shall determine (but in no event earlier than the occurrence of a Change in Control) and shall be valued as if the Exercise Date were the date of receipt of said materials or such earlier date as the Administrator shall determine.
     (c) Reduction in Accordance with Plan. The number of shares covered by Stock Options and Stock Appreciation Rights will be reduced on a one-for-one basis to the extent related Stock Options or Stock Appreciation Rights are exercised, or surrendered for cancellation in exchange for a cash payment, as the case may be, under this Section 11.
     (d) Lapse of Restrictions on Restricted Shares. Unless the applicable Award agreement or an amendment thereto shall otherwise provide, all restrictions applicable to an outstanding award of Restricted Shares shall lapse immediately upon the occurrence of such Change in Control regardless of the scheduled lapse of such restrictions.
     (e) Accelerated Payment of Deferred Stock Units. At the discretion of the Board or the Committee, all outstanding Deferred Stock Units, together with any Dividend Equivalents for the period for which such Units have been outstanding, may be paid in full notwithstanding that the Deferral Periods as to such Deferred Stock Units have not been completed. Such payment shall be in cash and shall be due and payable to Participants immediately upon the occurrence of a Change in Control in an amount in respect of each Deferred Stock Unit equal to the greater of (i) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as the Administrator shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-l under the Act) or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (ii) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Change in Control. For purposes of determining the price paid or to be paid for Common Stock under clause (i) of the preceding sentence, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.
     RESOLVED FURTHER, all outstanding award agreements issued under the Plan are amended, subject to the consent of the Participant, to remove the Participant’s right to elect a cash payment in respect of any stock options subject to the agreement in the event of a Change in Control and to provide that, in lieu of automatic cash payment in respect of any deferred stock units subject to the agreement upon a Change in Control, the Management Development and Compensation Committee of the Board may determine to make such a cash payment in respect of such units; and

     RESOLVED FURTHER, that the proper officers of the Company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute, and deliver such instruments, documents, and certificates and to do and perform such other acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of these Resolutions, including without limitation, making such additional revisions, if any, to the Plan as may be required, in their discretion and upon advice of counsel to the Company, for compliance with applicable law.
APCI BOARD OF DIRECTORS
18 May 2006

AMENDMENT TO LONG-TERM INCENTIVE PLAN
     RESOLVED, that the definition of “Fair Market Value” in Section 14 of the Air Products and Chemicals, Inc. Long-Term Incentive Plan shall be amended to read as follows:
“Fair Market Value” of a share of Common Stock of the Company on any date shall mean an amount equal to the closing sale price for such date on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Administrator may determine. If there is no such sale price quotation for the date as of which Fair Market Value is to be determined, the previous trading date prior to such date for which there are reported sales prices on the composite transaction tape. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then the Administrator shall in good faith determine the Fair Market Value of the Common Stock on such date.
APCI BOARD OF DIRECTORS
21 September 2006